                                                                     Exhibit 4.2
                                                                     -----------

                                  Phamis, Inc.

                    1993 Combined Incentive and Nonqualified
                               Stock Option Plan


          SECTION 1.  Purpose.  The purpose of the Phamis, Inc., 1993 Combined
                      -------
Incentive and Nonqualified Stock Option Plan (the "Plan") is to enable Phamis, Inc. (the "Company") to attract and retain the services of people with training, experience and ability and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company.

          SECTION 2.  Stock Subject to Plan.  The stock subject to this Plan
                      ---------------------
shall be the Company's common stock, par value $.0025 per share (the "Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 10, the aggregate amount of Common Stock reserved for issuance or delivery upon exercise of all options granted under this Plan shall not exceed 900,000 shares of Common Stock. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

          SECTION 3.  Administration.  The Plan shall be administered by the
                      --------------
Board of Directors of the Company, in accordance with the following terms and conditions:

                3.1 General Authority.  Subject to the express provisions of the
                    -----------------
Plan, the Board of Directors shall have the authority, in its discretion, to determine all matters relating to options to be granted under the Plan, including the selection of individuals to be granted options, the number of shares to be subject to each option, the exercise price, the term, whether such options shall be immediately exercisable or shall become exercisable in increments over time, and all other terms and conditions thereof. Grants under this Plan to persons eligible need not be identical in any respect, even when made simultaneously. The Board of Directors may from time to time adopt rules and regulations relating to the administration of the Plan. The interpretation and construction by the Board of Directors of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Board of Directors in its sole discretion, may grant incentive stock options ("Incentive Stock Options") as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, (the "Code") and/or nonqualified stock options ("Nonqualified Stock Options"). A Nonqualified Stock Option is a stock option which is not an Incentive Stock Option. The type of option granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be clearly identified by the Board of Directors when granted. The term option when used in this Plan should refer to Incentive Stock Options and Nonqualified Stock Options, collectively.

                3.2 Directors.  A member of the Board of Directors may be
                    ---------
eligible to participate in or receive or hold options under this Plan; provided, however, that no member of the Board of Directors shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be.

                3.3 Delegation to a Committee.  Notwithstanding the foregoing,
                    -------------------------
the Board of Directors, if it so determines, may delegate to a committee of the Board of Directors any or all authority for the administration of the Plan, and thereafter references to the Board of Directors in this Plan shall be deemed to be references to the committee to the extent provided in the resolution establishing the committee.

                3.4 Persons Subject to Section 16(b).  Notwithstanding anything
                    --------------------------------
in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") without so restricting, limiting or conditioning the Plan with respect to other participants.

                3.5 Replacement of Options.  The Board of Directors, in its
                    ----------------------
absolute discretion, may grant options subject to the condition that options previously granted at a higher or lower exercise price under the Plan be cancelled or exchanged in connection with such grant. The number of shares covered by the new options, the exercise price, the term and the other terms and conditions of the new option, shall be determined in accordance with the Plan and may be different from the provisions of the cancelled or exchanged options. Alternatively, the Board of Directors may, with the agreement of the Optionee, amend previously granted options to establish the exercise price at the then current fair market value of the Company's Common Stock.

                3.6 Loans to Optionees.  The Board of Directors, in its absolute
                    ------------------
discretion, may provide that the Company loan to Optionees sufficient funds to exercise any option granted under the Plan and/or to pay withholding tax due upon exercise of such option. The Board of Directors shall have the authority to make such determinations at the time of grant or exercise and shall establish repayment terms thereof, including installments, maturity and interest rate.

          SECTION 4.  Eligibility.  Options may be granted only to persons who,
                      -----------
at the time the option is granted, are employees, directors, consultants or advisors of the Company or any of its present or future parent or subsidiary corporations (hereafter a "Parent" or "Subsidiary"). Any individual to whom an option is granted under this Plan shall be referred to hereinafter as "Optionee". Any Optionee may receive one or more grants of options as the Board of Directors as shall from time to time determine, and such determinations may be different as to different Optionees and may vary as to different grants. Optionees who are not employees will only be eligible to receive Nonqualified Stock Options. No optionee shall be granted options in any calendar year in excess of 50% of the shares of Common Stock issuable under this Plan pursuant to
Section 2 hereof, as amended from time to time.

          SECTION 5.  Terms and Conditions of Options.  Options granted under
                      -------------------------------
this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Board of Directors shall deem advisable and which are not inconsistent with this Plan. Each option granted hereunder shall clearly indicate whether it is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

                5.1 Number of Shares.  The maximum number of shares that may be
                    ----------------
purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Board of Directors, provided that the exercise price of Incentive Stock Options shall not be less than the fair market value per share of the Common Stock at the time the option is granted. The exercise price of Nonqualified Stock Options may be greater or less than the fair market value per share of the Common Stock at the time the option is granted.

                5.2 Fair Market Value.  For the purposes of this Plan, fair
                    -----------------
market value shall mean, on any given date, the applicable description below unless the Committee otherwise determines in good faith the fair market value of the Stock:

                    (a) If the Common Stock is traded on the New York Stock Exchange or the American Stock Exchange, the average of the closing prices of the Common Stock on such exchange on which such Common Stock is traded for the ten trading day period immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding ten trading day period on which such Common Stock is traded if no Common Stock was traded during such immediately preceding period; or

                    (b) If the Common Stock is not traded on the New York Stock Exchange or the American Stock Exchange, but is reported on the NASDAQ National Market System or another NASDAQ Automated Quotation System, and market information is published on a regular basis, then Fair Market Value shall be the average of the closing prices of the Common Stock, as so published, over the ten trading day period immediately preceding the date as of which Fair Market Value is being determined, or the average over the next preceding ten trading day period on which such prices were published if no Common Stock was traded during such immediately preceding period; or

                    (c) If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market over the ten trading day period immediately preceding the date as of which Fair Market Value is being determined or over the next preceding ten trading day period on which such high bid and low asked prices were recorded, as reported by a generally accepted reporting service; or

                    (d) If the Common Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Board of Directors.

                5.3 Duration of Options.  Subject to the restrictions contained
                    -------------------
in Section 9, the term of each option shall be established by the Board of Directors and, if not so established, shall be ten years from the date it is granted, but in no event shall the term of any Incentive Stock Option exceed ten years.

                5.4 Exercisability.  Each option shall prescribe the install-
                    --------------
ments, if any, in which an option granted under the Plan shall become exercisable. The Board of Directors, in its absolute discretion, may waive or accelerate any installment requirement contained in outstanding options. In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than 100) during the term of the option. Only whole shares shall be issued pursuant to the exercise of any option.

                5.5 Incentive Stock Option.  Any option which is issued as an
                    ----------------------
Incentive Stock Option under this Plan, shall, notwithstanding any other provisions of this Plan or the option terms to the contrary, contain all of the terms, conditions, restrictions, rights and limitations required to be an Incentive Stock Option, and any provision to the contrary shall be disregarded.

          SECTION 6.  Nontransferability of Options.  Options granted under this
                      -----------------------------
Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process, such option thereupon shall terminate and become null and void. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee.

          SECTION 7.  Certain Limitations Regarding Incentive Stock Options.
                      -----------------------------------------------------
The grant of Incentive Stock Options shall be subject to the following special limitations:

                7.1 Limitation on Amount of Grants.  In no event shall any
                    ------------------------------
Optionee be granted Incentive Stock Options that in the aggregate (together with all other Incentive Stock Options granted by the Company or any Parents or Subsidiaries) entitle the Optionee to purchase, in any calendar year during which such options first become exercisable, stock of the Company, any Parent or any Subsidiary having a fair market value (determined as of the time such options are granted) in excess of $100,000. No limitation shall apply to Nonqualified Stock Options.

                7.2 Grants to 10% Shareholders.  Incentive Stock Options may be
                    --------------------------
granted to a person who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary only if (i) the exercise price is at least 110% of the fair market value of the stock at the time of grant, and (ii) the option is not exercisable more than five years from the date of grant.

          SECTION 8.  Exercise of Options.  Options shall be exercised in
                      -------------------
accordance with the following terms and conditions:

                8.1 Procedure.  Options shall be exercised by delivery to the
                    ---------
Company of written notice of the number of shares with respect to which the option is exercised.

                8.2 Payment.  Payment of the option price shall be made in full
                    -------
within 5 business days of the notice of exercise of the option and shall be in cash or bank-certified or cashier's checks, or personal check if permitted by the Board of Directors. To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations), an option may be exercised by delivery of shares of Common Stock of the Company held by the Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Board of Directors.

                If the Company's Common Stock is registered under the 1934 Act, and if permitted by the Board of Directors, and to the extent permitted by applicable laws and regulations, (including, but not limited to, federal tax and securities laws and regulations) an option also may be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

                8.3 Federal Withholding Tax Requirements.  Upon exercise of an
                    ------------------------------------
option, the Optionee shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory
to the Company for such requirements.   Such arrangements may include payment of
the appropriate withholding tax in shares of stock of the Company having a fair market value equal to such withholding tax, either through delivery of shares held by the Optionee or by reduction in the number of shares to be delivered to the Optionee upon exercise of such option.

          SECTION 9.  Termination of Employment, Disability and Death.
                      -----------------------------------------------

                9.1 General.  If the employment of the Optionee by the Company,
                    -------
a Parent or a Subsidiary shall terminate by retirement or for any reason other than death, disability or cause as hereinafter provided, the option may be exercised by the Optionee at any time prior to the expiration of three months after the date of such termination of employment (unless by its terms the option sooner terminates or expires), but only if, and to the extent the Optionee was entitled to exercise the option at the date of such termination.

                9.2 Disability.  If the employment of the Optionee by the
                    ----------
Company, a Parent or a Subsidiary is terminated because of the Optionee's disability (as herein defined), the option may be exercised by the Optionee at any time prior to the expiration of one year after the date of such termination (unless by its terms the option sooner terminates or expires), but only if, and to the extent the Optionee was entitled to exercise the option at the date of such termination. For purposes of this section, an Optionee will be considered to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                9.3 Death.  In the event of the death of an Optionee while in
                    -----
the employ of the Company, a Parent or a Subsidiary, the option shall be exercisable on or prior to the expiration of one year after the date of such death (unless by its terms the option sooner terminates and expires), but only if and to the extent the Optionee was entitled to exercise the option at date of such death and only by the Optionee's personal representative if then subject to administration as part of the Optionee's estate, or by the person or persons to whom such Optionee's rights under the option shall have passed by the Optionee's will or by the applicable laws of descent and distribution.

                9.4 Termination for Cause.  If the Optionee's employment with
                    ---------------------
the Company, a Parent or a Subsidiary is terminated for cause, any option granted hereunder shall automatically terminate as of the first advice or discussion thereof, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for Cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), intoxication while at work, fraud, misconduct or disclosure of confidential information.

                9.5 Waiver or Extension of Time Periods.  The Board of Directors
                    -----------------------------------
shall have the authority, prior to or within the times specified in this Section 9 for the exercise of any such option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Board of Directors may grant, pursuant to a specific resolution adopted at the time of grant, modify or eliminate the time periods specified in this Section 9. However, no Incentive Stock Option may be exercised after the expiration of ten
(10) years from the date such option is granted. If an Optionee holding an Incentive Stock Option exercises such option, by permission, after the expiration of the time period specified in this Section 9, the option will no longer be treated as an Incentive Stock Option under the Code and shall automatically be converted into a Nonqualified Stock Option.

                9.6 Termination of Options.  To the extent that the option of
                    ----------------------
any deceased Optionee or of any Optionee whose employment is terminated shall not have been exercised within the limited periods prescribed in this Section 9, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such period. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted, notwithstanding any provision to the contrary.

                9.7 Non-employee Optionees.  Options granted to Optionees who
                    ----------------------
are not employees of the Company, a Parent or a Subsidiary at the time of grant shall not be subject to the provisions of this Section 9, except as specifically provided in the option.

          SECTION 10.  Option Adjustments.
                       ------------------

                10.1 Adjustments Upon Changes in Capitalization.  The aggregate
                     ------------------------------------------
number and class of shares on which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split-up, spin-off or combination of shares or any like capital adjustment, or the payment of any stock dividend in shares.

                10.2 Effect of Certain Transactions.  Except as provided in
                     ------------------------------
subsection 10.3, upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, any option granted hereunder shall terminate, but, provided that the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                10.3 Conversion of Options on Stock for Stock Exchange.  If the
                     -------------------------------------------------
shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall terminate in accordance with the provision of subsection 10.2 unless the Board of Directors and the corporation issuing the Exchange Stock, in their sole and arbitrary discretion and subject to any required action by the shareholders of the Company and such corporation, agree that all such options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of the such options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

                10.4 Fractional Shares.  In the event of any adjustment in the
                     -----------------
number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                10.5 Determination of Board of Directors to be Final.  All such
                     -----------------------------------------------
adjustments shall be made by the Board of Directors and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          SECTION 11.  Securities Regulations.
                       ----------------------

                11.1 Compliance.  Shares shall not be issued with respect to an
                     ----------
option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the 1934 Act, the rules and regulations promulgated thereunder, and the requirements of NASDAQ or any stock exchange upon which the shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

                11.2 Representations by Optionee.  As a condition to the
                     ---------------------------
exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 11.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Board of Directors may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company to undertake registration of options or stock hereunder.

          SECTION 12.  Employment Rights.  Nothing in this Plan or any option or
                       -----------------
right granted pursuant hereto shall confer upon any Optionee any right to be continued in the employment of the Company, a Parent or any Subsidiary of the Company or to remain a director, or to interfere in any way with the right of the Company, a Parent or any Subsidiary, in its sole discretion, to terminate such Optionee's employment at any time or to remove the Optionee as a director at any time.

          SECTION 13.  Amendment and Termination.
                       -------------------------

                13.1 Action by Shareholders.  The Plan may be terminated,
                     ----------------------
modified or amended by the shareholders of the Company.

                13.2 Action by Board of Directors.  The Board may at any time
                     ----------------------------
suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Rule 16b-3 promulgated under Section 16(b) of the 1934 Act,
Section 422 of the Code or by any applicable law or regulation, the Company's shareholders must approve any amendment which will:

                     (a) Increase the number of shares in the aggregate which may be sold pursuant to options granted under the Plan;

                     (b) Increase the period during which options may be granted or exercised;

                     (c) Change the eligibility of persons allowed to be granted Incentive Stock Options under the Plan; or

                     (d) Change the terms of the Plan which causes the Plan to lose its qualification as an incentive stock option plan under Section 422(b) of the Code.

                No termination, suspension or amendment of the Plan may, without the consent of each Optionee to whom any option shall theretofore have been granted, adversely affect the rights of such Optionees under such options.

                13.3  Automatic Termination.  Unless the Plan shall theretofore
                      ---------------------
have been terminated as herein provided, this Plan shall terminate ten (10) years from the earlier of: (i) the date on which the Plan is adopted; or (ii) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

          SECTION 14.  Compliance With Section 16 of the 1934 Act.  With respect
                       ------------------------------------------
to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by Plan administrators fails to comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by Plan administrators.

          SECTION 15.  Effective Date of the Plan.  This Plan shall become
                       --------------------------
effective on the date of its adoption by the Board of

Directors of the Company and options may be granted immediately thereafter but no option may be exercised under the Plan unless and until the Plan shall have been approved by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. If such approval is not obtained within such period the Plan and any options granted thereunder shall be null and void.

                              FIRST AMENDMENT TO
                                THE PHAMIS INC.
                   1993 COMBINED INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN


     THIS AMENDMENT to the PHAMIS Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan (the "Plan") is made by PHAMIS Inc. (the "Company") on this ____ day of _________________, 1996, but is to be effective January 1, 1996.


                                   RECITALS:

     WHEREAS, the common stock of the Company is actively traded in a public market and the Company desires to modify the methodology stated in the Plan for determining the fair market value of the Company's stock;

     NOW, THEREFORE, the Plan is hereby amended by restating Section 5.2 as follows:

          5.2   Fair Market Value. For the purposes of this Plan, fair market
                -----------------
value shall mean, on any given date, the applicable description below unless the Committee otherwise determines in good faith the fair market value of the Stock:

                (a) If the Common Stock is traded on the New York Stock Exchange or the American Stock Exchange, the closing price of the Common Stock on such exchange on which such Common Stock is traded on the date as of which fair market value is being determined, or on the next preceding day on which such Common Stock is traded if no Common Stock was traded on such date; or

                (b) If the Common Stock is not traded on the New York Stock Exchange or the American Stock Exchange, but is reported on the NASDAQ National Market System or another NASDAQ Automated Quotation System, and market information is published on a regular basis, then fair market value shall be the closing price of the Common Stock, as so published, on the date as of which fair market value is being determined, or on the next preceding day on which such prices were published if no Common Stock was traded on such date; or

                (c) If market information is not so published on a regular basis, then fair market value shall be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market on the date as of which fair market value is being determined or on the next preceding day on which such high bid and low asked prices were recorded, as reported by a generally accepted reporting service, if no Common Stock was traded on such date; or

                (d) If the Common Stock is not publicly traded, fair market value shall be the value determined in good faith by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned authority has executed this amendment on the day and year first written above.

                                  PHAMIS INC.



                                  By:
                                       ----------------------------------
                                  Its:
                                       ----------------------------------

                              SECOND AMENDMENT TO
                                THE PHAMIS INC.
                   1993 COMBINED INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN

     THIS AMENDMENT to the PHAMIS Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan (the "1993 Plan") is made by PHAMIS Inc. (the "Company") on this 24th day of April, 1996, and is effective immediately.

                                   RECITALS:

     WHEREAS, pursuant to Section 3.3 of the 1993 Plan, the Board of Directors has previously delegated to the Compensation Committee the full administration of the 1993 plan;

     WHEREAS, the Compensation Committee believes that it is in the Company's best interest to revise the Company's current policy with regard to vesting of option grants made under the 1993 plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

          1.  Vesting Schedule.  All options granted under the 1993 Plan shall,
              ----------------
unless otherwise noted in the resolutions relating to any specific option grant, be subject to the following vesting provisions:

     25% of the shares subject to the option shall be vested one year from the date of option grant;

     50% of the shares subject to the option shall be vested two years from the date of option grant;

     75% of the shares subject to the option shall be vested three years from the date of option grant; and

     100% of the shares subject to the option shall be vested four years from the date of the option grant.

     IN WITNESS WHEREOF, the undersigned authority has executed this amendment as of the day and year first written above.

                                        PHAMIS INC.


                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------

                              THIRD AMENDMENT TO
                                THE PHAMIS INC.
                   1993 COMBINED INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN


     THIS AMENDMENT to the PHAMIS Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan (the "Plan") is made by PHAMIS Inc. (the "Company") on this 14th day of May, 1996, and is effective immediately.

                                   RECITALS:

     WHEREAS, under the terms of the Plan, options may be granted to employees, directors, consultants or advisors of the Company or any subsidiary, up to an aggregate of 400,000 shares;

     WHEREAS, the Board of Directors and shareholders believe that it is in the Company's best interest to approve the amendments to allow the Company to continue to grant options under the Plan to secure for the company the benefits of additional incentive inherent in the ownership of its Common Stock by key employees of the Company and its subsidiaries and to help the Company and its subsidiaries secure and retain the services of key employees;

     NOW, THEREFORE, the Plan is hereby amended as follows:

          1.  Increase of the Number of Shares Reserved for Issuance.  The
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aggregate amount of Common Stock reserved for issuance under Section 2 of the
Plan shall be increased by 500,000 shares, from 400,000 to 900,000 shares.

     IN WITNESS WHEREOF, the undersigned authority has executed this amendment as of the day and year first written above.

                                        PHAMIS INC.



                                        By:
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                                        Its:
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